EXHIBIT 10.57

PROMISSORY NOTE

March 12, 2009

$12,910,386.14

FOR VALUE RECEIVED, WEINGARTEN REALTY INVESTORS, a real estate investment trust organized under the laws of the State of Texas and having its principal office and place of business in Houston, Texas (the "Maker") HEREBY PROMISES TO PAY to the order of RELIANCE TRUST COMPANY, Trustee of the TRUST UNDER THE WEINGARTEN REALTY INVESTORS DEFERRED COMPENSATION PLAN,  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND RETIREMENT BENEFIT RESTORATION PLAN (the "Holder"), the principal sum of TWELVE MILLION NINE HUNDRED TEN THOUSAND THREE HUNDRED EIGHTY-SIX AND 14/100 DOLLARS ($12,910,386.14), with interest on the outstanding principal balance hereof at the rate of seven and five one-hundredths percent (7.5%) per annum, as set forth below.

The entire principal unpaid balance of this Note shall be due and payable one (1) year from the date of this Note.

Interest on the principal balance of this Note shall accrue from the date hereof until this Note is paid in full. Interest shall be payable annually on each anniversary of this Note.  Any past due principal and, to the extent permitted by applicable law, interest, shall bear interest at the rate of  seven and five one-hundredths percent (7.5%) and shall be payable on demand.

Payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds.

This Note may be prepaid in whole or in part at any time without premium or penalty.

The occurrence of the following event shall be an "Event of Default" hereunder:

Default in payment of any installment of principal or interest of this Note as the same becomes due, if such default is not cured within ten (10) days from the mailing of written notice by certified or registered mail to Maker at Maker's principal place of business or such other address as Maker supplies Holder in writing.

Upon the occurrence of an Event of Default, this Note and all accrued, unpaid interest hereon shall immediately become due and payable without further notice or demand, and Holder may exercise any and all remedies available with respect to such Event of Default.

Maker and any and all endorsers severally waive grace, demand presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security therefor, in whole or in part, with or without notice, before or after maturity.

This Note shall be construed and enforced in accordance with the laws of the State of Texas and applicable federal law.

MAKER:

WEINGARTEN REALTY INVESTORS

By:	/s/ Stephen C. Richter
Stephen C. Richter, Authorized Officer